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                                                                    EXHIBIT 99.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

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                                                                    EXHIBIT 99.1

                                  CERTIFICATION

         PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS
(a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the administrator of the Sterling Bancorp/Sterling National Bank 401 (K) Plan (the "Plan"), hereby certifies that:

         The Annual Report on Form 11-K for the twelve months ended December 31, 2002 (the "Report") of the Plan fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 30, 2003           /s/ Mary Mollica-Senior
                               -------------------------------------
                               Name: Mary Mollica-Senior
                               Title: Plan Administrator (as Chief Executive
                               Officer and Chief Financial Officer of the Plan)

         The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.